EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 33-61610, 33-87950 and 333-21413 of Sunbeam Corporation on Forms S-8 of our report dated April 28, 2000, appearing in this Annual Report on Form 10-K of Sunbeam Corporation for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP
Fort Lauderdale, Florida
April 28, 2000